Exhibit 99.B.h.(xiii)

SEVENTH AMENDMENT TO FUND ACCOUNTING AGREEMENT

Effective May 1, 2011

The Fund Accounting Agreement dated January 3, 2000 by and between HARTFORD SERIES FUND, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to add the Portfolio Diversifer HLS Fund, as a new series of the Company and to restate Schedule C as attached hereto.

HARTFORD SERIES FUND, INC.

/s/James Davey
James Davey
President

HARTFORD LIFE INSURANCE COMPANY

/s/Tamara L. Fagely
Tamara L. Fagely
Vice President

HSF, Inc.

SCHEDULE C

To the Fund Accounting Agreement

between Hartford Series Fund, Inc. and Hartford Life Insurance Company

MUTUAL FUND ACCOUNTING FEES

Annual Fee calculated at the following annual rate based on the Aggregate Fund Net Assets:

Hartford Capital Appreciation HLS Fund,

Hartford High Yield HLS Fund,

Hartford Portfolio Diversifier HLS Fund and

Hartford Total Return Bond HLS Fund

Average Daily Net Assets	Annual Rate
On first $5 billion	0.018%
On next $5 billion	0.016%
Over $10 billion	0.014%

Hartford Dividend and Growth HLS Fund and

Hartford Global Growth HLS Fund

Average Daily Net Assets	Annual Rate
On first $5 billion	0.014%
On next $5 billion	0.012%
Over $10 billion	0.010%

Hartford Global Health HLS Fund,

Hartford Growth HLS Fund,

Hartford Index HLS Fund,

Hartford MidCap Value HLS Fund,

Hartford Money Market HLS Fund,

Hartford Stock HLS Fund and

Hartford Value HLS Fund

Average Daily Net Assets	Annual Rate
All assets	0.010%

Hartford Advisers HLS Fund and

Hartford Global Research HLS Fund and

Hartford International Opportunities HLS Fund

Average Daily Net Assets	Annual Rate
On first $5 billion	0.016%
On next $5 billion	0.014%
Over $10 billion	0.012%

Hartford Disciplined Equity HLS Fund,

Hartford MidCap HLS Fund,

and

Hartford Small Company HLS Fund

Average Daily Net Assets	Annual Rate
On first $5 billion	0.012%
Over $5 billion	0.010%

American Funds Asset Allocation HLS Fund

American Funds Blue Chip Income & Growth HLS Fund

American Funds Bond HLS Fund

American Funds Global Bond HLS Fund

American Funds Global Growth & Income HLS Fund

American Funds Global Growth HLS Fund

American Funds Global Small Capitalization HLS Fund

American Funds Growth HLS Fund

American Funds Growth-Income HLS Funds

American Funds International HLS Fund

American Funds New World HLS Fund

Average Daily Net Assets	Annual Rate
All assets	0.010%